Exhibit 10.8

GRANT OF SECURITY INTEREST

IN U. S. PATENT

WHEREAS, TieTek Technologies, Inc. (formerly known as TieTek, Inc.), a Texas corporation, with offices located at 14315 West Hardy Road, Houston, Texas 77060 (“Grantor”); and Tie Investors, LLC, a Texas limited liability company, with offices located at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225 (“Grantee”), are parties to a certain Patent Security Agreement, dated March 5, 2004 (the “Agreement”), which is incorporated herein by reference;

WHEREAS, said Agreement provides, inter alia, for the granting of a lien on, and a security interest in, U.S. Patent Published Application No. 20020123553 (“the Patent”) with Application Date of March 5, 2001, including any reexaminations or reissues thereof; and

WHEREAS, it is the purpose of this document to perfect and memorialize the security interest granted to Grantee in the Patent, in a form suitable for recording in the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, and subject to the terms and conditions of the Agreement, Grantor hereby assigns and grants to Grantee, its successors and assigns, a perfected first priority continuing general security interest in and lien on the Patent including, without limitation, (a) all divisions, reissues, substitutions, continuations, continuations-in-part, renewals, and extensions thereof; (b) all income, royalties, damages, and payments for past or future infringements thereof; (c) the right to sue for past, present, and future infringements; (d) all rights corresponding thereto; (e) all accounts receivable, general intangibles, and instruments arising out of any of the foregoing; (f) all proceeds of insurance relating to any of the foregoing; and (g) all proceeds of any of the foregoing, to secure the Obligations (as defined in the Agreement). Grantor further agrees that it will pay any maintenance fees due for the Patent and do all other things necessary to maintain such patent in force during the term of this grant of security interest.

GRANTOR:

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/ Henry W. Sullivan
Name:	Henry W. Sullivan
Its:	President